SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2013

White Mountain Titanium Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, the Board of Directors of White Mountain Titanium Corporation (the “Company”) expanded the number of directors on the Board from five to six and appointed Bobby Cooper as a director, subject to his acceptance of the position. On January 3, 2013, Mr. Cooper accepted the position as director.

Mr. Cooper is a highly experienced and well-known mining industry executive and entrepreneur with over 42 years of experience. Mr. Cooper holds a Bachelor of Arts degree in Business Administration from Arizona State University in 1972 and subsequently carried out graduate work in Industrial Technology and Mineral Economics.

From February 1987 to 1997, Mr. Cooper worked with Kennecott Corporation, a wholly owned subsidiary of Rio Tinto Group. From June 1993 to March 1997, Mr. Cooper served as the President and Chief Executive Officer of Kennecott Corporation having previously served as President of US Mines and Chief Operating Officer. During his tenure at Kennecott, Mr. Cooper was responsible for the construction and operations of numerous active mines in North America (including the operations at the Bingham Canyon Mine in Utah); as well, during a two year secondment in London, he was Group Mining Executive with shared responsibility for mining within the Rio Tinto Group. Mr. Cooper also served as Rio Tinto’s representative on the board of Escondida Mining Company (1991 to 1992) and Freeport-MacMoRan Mining Company (1995 to 1997).

Prior to working with Kennecott, from 1965 to 1984, Mr. Cooper held various operations and management positions with Shell Mining Company, Arch Minerals Corporation, Kerr McGee Coal Corporation and Atlantic Richfield Company, where, from July 1984 to February 1987, he served as President and General Manager of the Thunder Basin Coal Company.

Subsequent to working with Kennecott, Mr. Cooper has served as a director, executive and chairman of several private and public companies. Mr. Cooper is currently a director of Independence Resources Plc., 3L&T Corp., Ontario Graphite and Wyo-Ben. Companies that he has either chaired or chaired board committees include High Plains Uranium (2005 to 2007), Gold Crest Mining Company (2005 to 2007), Platinum Diversified Mining Company (2005 to 2007), Western Prospector Ltd. (2007 to 2009), US Silver Corporation (2006 to 2011) and Ontario Graphite (2010 to present).

Mr. Cooper has not been appointed to any committees of the Board. There are no arrangements or understandings between Mr. Cooper and any other person pursuant to which Mr. Cooper was selected as a director. There are also no family relationships between Mr. Cooper and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Directors receive $1,000 plus expenses for attendance in person at each meeting of the Board of Directors and receive $500 for attendance at such meetings by conference telephone. Mr. Cooper filled a vacancy created by an increase in the size of the Board from five to six.

Item 8.01 Other Events.

On January 1, 2013, the Company filed with the Nevada Secretary of State an amendment to the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock to withdraw the designation. As of the filing date, no shares of Series A Convertible Preferred Stock were outstanding and no shares were to be issued.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amendment to Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, dated December 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: January 7, 2013	By:	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President